Exhibit 99.2

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Committees of the Board of Directors

Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. From time to time, the board of directors may also create various ad hoc committees for special purposes. The membership of each of the three standing committees of the board of directors as of September 19, 2011 is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dov Baharav	Member	—	Member
Glenda Dorchak	—	Member	Member
Irwin Federman	Member	Member	—
Thomas Riordan	Member	Chairman	—
Amal M. Johnson	Member	Member	Chairman
Thomas Weatherford	Chairman	—	Member

Mr. Waldman is not a member of any committee of our board of directors.

Audit Committee

Our board of directors must appoint an audit committee comprised of at least three directors. Under the Israeli Companies Law, 1999, or the Companies Law, the audit committee must include all of the outside directors and may not include certain members of the board of directors. Effective as of September 14, 2011, the Companies Law requires that a majority of the members of the committee be independent directors, in accordance with the independence criteria set forth in the Companies Law, and the committee chairman must be an outside director. If the Israeli Ministry of Justice does not grant dual-listed companies (such as us) relief from the requirement that the audit committee chairman be an outside director, then we will need to appoint an outside director as chairman of the audit committee.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, our audit committee evaluates the independent auditors’ qualifications, independence and performance, determines the engagement of the independent auditors, reviews and approves the scope of the annual audit and the audit fee, discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, approves the retention of the independent auditors to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent auditors on the Mellanox engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, reviews, approves and monitors our code of ethics and “whistleblower” procedures for the treatment of reports of concerns regarding questionable accounting or auditing matters and annually reviews the audit committee charter and the committee’s performance.

Under the Companies Law, one of the roles of the audit committee is to identify any irregularities in the business management of the company in consultation with the company’s independent accountants or internal auditor and to suggest an appropriate course of action. Our audit committee charter allows the committee to rely on interviews and consultations with our management, our internal auditor and our independent public accountant, and does not obligate the committee to conduct any independent investigation or verification. We initially designated an internal auditor during the fiscal year ended December 31, 2008.

Furthermore, under the Companies Law, our audit committee must approve specified actions and transactions with office holders and controlling shareholders or in which they have an interest. The audit committee is also required to determine whether any such actions are material and if any such transactions are extraordinary transactions, for the purpose of approving such actions or transactions as required by the Israeli Companies Law. Our audit committee may not approve any such actions or transactions, unless, at the time of approval, the committee complies with the requirements regarding committee composition and restrictions regarding individuals who may be present at audit committee meetings under Israeli law.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market. Our board has determined that Mr. Weatherford is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by The NASDAQ Stock Market rules and regulations. Our board has determined that Ms. Johnson, as an outside director, has the requisite financial and accounting expertise required under the Companies Law. Our board has also determined that each of the members of our audit committee is independent within the meaning of the independent director standards of The NASDAQ Stock Market and the SEC. Our board of directors has adopted a written charter for the audit committee. A copy of the charter is available on our website at www.mellanox.com under “Investor Relations—Corporate Governance.”